                                 SCHEDULE 14A
                                (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

   Filed by the Registrant /X/

   Filed by a Party other than the Registrant / /

   Check the appropriate box:

   / /  Preliminary Proxy Statement        / / Confidential, for Use of the
                                               Commission Only (as permitted by
   /X/  Definitive Proxy Statement             Rule 14a-6(e)(2))

   / /  Definitive Additional Materials

   / /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                                 CPI Corp.
           ---------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


           ---------------------------------------------------------
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   /X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(j)(2)
        or Item 22(a)(2) of Schedule 14A.

   / / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

   / /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
        0-11.

   1)  Title of each class of securities to which transaction applies:


       ------------------------------------------------------------------------

   2)  Aggregate number of securities to which transaction applies:



       ------------------------------------------------------------------------

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: (Set forth the amount on which the filing fee is calculated and state how it was determined.)


       ------------------------------------------------------------------------

   4)  Proposed maximum aggregate value of transaction:



       ------------------------------------------------------------------------

   5)  Total fee paid:



    / / Fee paid previously with preliminary materials.

   / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1)  Amount Previously Paid:



       ------------------------------------------------------------------------

   2)  Form, Schedule or Registration Statement No.:



       ------------------------------------------------------------------------

   3)  Filing Party:



       ------------------------------------------------------------------------

   4)  Date Filed:



       ------------------------------------------------------------------------

CPI CORP.
    PRODUCTS AND SERVICES FOR CONSUMERS

                                                      1706 WASHINGTON AVENUE
                                                      ST. LOUIS, MISSOURI 63103
                                                      TELEPHONE (314) 231-1575

                                                                May 3, 1996

    DEAR CPI CORP. STOCKHOLDER:

        You are cordially invited to attend the 1996 Annual Meeting of Stockholders of CPI Corp.

        The meeting will be held on Thursday, June 6, 1996, at 10:00 a.m.
    (CDT) at CPI Corp., 1706 Washington Avenue, St. Louis, Missouri 63103.

        I urge you to attend the meeting, if at all possible, since it provides an opportunity for you to discuss CPI Corp. with its management, in person. If you cannot personally attend, please vote your preference on the enclosed proxy card and return it promptly.

        It is important that your shares be voted, whether in person or by proxy. Your participation in CPI Corp.'s business through its annual meetings is an essential part of the Corporation's governance.

        I look forward to seeing you.

                                          Sincerely,

                                          /S/ ALYN V. ESSMAN
                                          ---------------------------------

                                                   ALYN V. ESSMAN
                                                Chairman of the Board
                                             and Chief Executive Officer

                                 CPI CORP.

                     NOTICE OF ANNUAL STOCKHOLDERS MEETING

    TO OUR STOCKHOLDERS:

        The annual meeting of the stockholders of CPI Corp. (the
    ``Corporation'') will be held on June 6, 1996, at 10:00 a.m., central daylight savings time, at CPI Corp., 1706 Washington Avenue, St. Louis, Missouri 63103. The items of business to be transacted at this meeting are as follows:

        1. To elect a Board of Directors for the ensuing year;

        2. To act upon a proposal to ratify the appointment of KPMG Peat Marwick LLP as the Corporation's independent certified public accountants for the fiscal year ending February 1, 1997; and

        3. To act upon such other and further business as may properly come before the meeting or any adjournment thereof.

        The Board of Directors has specified April 25, 1996, at the close of business, as the record date for the purpose of determining the stockholders who are entitled to receive notice of and to vote at the annual meeting. A list of the stockholders entitled to vote at the annual meeting will be available for examination by any stockholder at the meeting. For ten days prior to the annual meeting, this stockholder list will also be available for inspection by stockholders at the Corporation's offices at 1706 Washington Avenue, St. Louis, Missouri 63103, during ordinary business hours.

        The Proxy Statement for the annual meeting is set forth on the following pages.

         SO THAT AS MANY SHARES AS POSSIBLE MAY BE REPRESENTED AT THIS MEETING, WE URGE YOU TO PROMPTLY SIGN, DATE, AND RETURN YOUR PROXY EVEN IF YOU PLAN TO ATTEND THE MEETING. IF YOU DO ATTEND THE MEETING, YOU MAY VOTE YOUR SHARES IN PERSON, THEREBY CANCELING THE PROXY. THE PROMPT RETURN OF PROXIES WILL SAVE THE CORPORATION THE EXPENSE OF FURTHER REQUESTS FOR PROXIES TO ENSURE A QUORUM AT THE MEETING. A RETURN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES, IS ENCLOSED FOR YOUR CONVENIENCE.

                                          By Order of the Board of Directors

                                          /S/ JANE E. NELSON

                                          JANE E. NELSON
                                          Secretary and General Counsel

    Dated and mailed: May 3, 1996

                                  CPI CORP.
                            1706 WASHINGTON AVENUE
                           ST. LOUIS, MISSOURI 63103

                 PROXY STATEMENT OF THE BOARD OF DIRECTORS FOR
                THE ANNUAL MEETING OF STOCKHOLDERS OF CPI CORP.
                          TO BE HELD ON JUNE 6, 1996

                     SOLICITATION AND REVOCATION OF PROXIES

    This Proxy Statement and the accompanying Proxy are being mailed beginning May 3, 1996, to holders of common stock of CPI Corp., a Delaware corporation (referred to herein collectively with its predecessor corporations as the ``Corporation''), in connection with the solicitation of Proxies by the Board of Directors for the Annual Meeting of Stockholders to be held on June 6, 1996, at 10:00 a.m., central daylight savings time, at CPI Corp., 1706 Washington Avenue, St. Louis, Missouri 63103, or at any adjournment thereof (the ``Meeting''). Proxies are solicited to provide all stockholders of the Corporation with the opportunity to vote. Shares may only be voted at the Meeting if the stockholder is present in person or represented by a Proxy.

    The cost of preparing, mailing, and soliciting Proxies will be borne by the Corporation. In addition to solicitations by the Corporation by mail, directors, officers, and regular employees of the Corporation may solicit Proxies personally and by telephone, facsimile, telegraph, or other means, for which they will receive no compensation in addition to their normal compensation. The Corporation has also retained Boatmen's Trust Company, 510 Locust, P.O. Box 14737, St. Louis, Missouri 63178-4737, to assist in the solicitation of Proxies from stockholders, including brokerage houses and other custodians, nominees, and fiduciaries and will pay that firm no more than $3,000 in fees. Arrangements will also be made with brokerage houses and other custodians, nominees, and fiduciaries for the forwarding of solicitation material to the beneficial owners of common stock held of record by such persons, and the Corporation may reimburse them for their reasonable out-of-pocket and clerical expenses.

    The stockholder giving the Proxy may revoke it by (i) delivering a written notice of revocation to the Secretary of the Corporation at the principal office of the Corporation at the address set forth above at any time before the commencement of the Meeting or any adjournment thereof; (ii) attending the Meeting in person and voting thereat; or (iii) executing and delivering to the Secretary of the Corporation a Proxy bearing a date and time later than that of the Proxy to be revoked. Revocation of the Proxy will not affect any vote previously taken.

    The Meeting has been called for the purposes set forth in the Notice of Annual Meeting (the ``Notice'') to which this Proxy Statement is appended. The Board of Directors does not anticipate that matters other than those described in the Notice will be brought before the Meeting for stockholder action, but if any other matters properly come before the Meeting, votes thereon will be cast by the Proxy holders in accordance with their best judgment. Any proposals of stockholders intended to be presented at the 1997 Annual Meeting must be received by the Company no later than January 3, 1997 for inclusion in the Company's Proxy Statement and form of proxy.

    If a stockholder wishes to give a Proxy to someone other than the persons indicated on the accompanying Proxy, the stockholder must cross out both names appearing on the Proxy and insert the name or names of another person or persons to act as Proxies. The signed Proxy must be presented at the Meeting by the person or persons representing the stockholder.

                     OUTSTANDING SHARES AND VOTING RIGHTS

    Only holders of common stock of the Corporation of record at the close of business on April 25, 1996, are entitled to notice of, and to vote at, the Meeting. Each share of common stock outstanding on the record date is entitled to one vote on all matters properly coming before the Meeting. As of the close of business on April 25, 1996, 13,914,244 shares of common stock were issued and outstanding, and 50% of these shares constitutes a quorum, which must be present in person or by Proxy at the Meeting to conduct business. At the Corporation's 1993, 1994 and 1995 annual meetings 93.7%, 84.3% and 90.88% respectively, of the issued and outstanding shares of common stock were present and voting. The Corporation has no issued and outstanding shares of any other class of stock.

    Unless you indicate to the contrary, the persons named in the accompanying Proxy will vote for:

    (1) THE ELECTION AS DIRECTORS OF THE NOMINEES NAMED HEREIN; AND

    (2) THE RATIFICATION OF THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS INDEPENDENT AUDITORS FOR THE CORPORATION'S FISCAL YEAR 1996.

    When a Proxy is returned to the Corporation properly signed and dated, the persons designated as Proxies shall vote the shares represented by the Proxy in accordance with the stockholder's directions. If a Proxy is signed, dated, and returned without specifying choices on one or more matters presented to the stockholders, the shares will be voted on such matter or matters as recommended by the Corporation's Board of Directors.

    Directors of the Company shall be elected by a plurality vote. All other questions shall be determined by a majority of the votes cast thereon. Proxies for shares marked ``abstain'' on a matter will be considered to be represented at the meeting, but not voted, for these purposes. Shares registered in the names of brokers or other ``street name'' nominees for which Proxies are voted on some but not all matters will be considered to be represented at the meeting, but will be considered to be voted only as to those matters actually voted.

                   ELECTION OF DIRECTORS (PROXY ITEM NO. 1)

    Eight directors are to be elected at the Meeting, each to serve for a term of one year and thereafter until their successors are duly elected and qualified. All of the nominees are presently directors of the Corporation.

    Unless authority to vote is withheld, the enclosed Proxy will be voted for the election of the nominees as directors of the Corporation. If any one or more of the nominees becomes unavailable for election, which is not anticipated, the holders of the Proxies, acting pursuant to the authority granted by the Proxy, will vote for such person or persons as may be designated by the Board of Directors.

    The name of each nominee, the year each present director first joined the Board, and the nominees' principal occupations and ages are:

                           DIRECTOR
       NAME                 SINCE                       PRINCIPAL OCCUPATION                            AGE
       ----                --------                     --------------------                            ---
Milford Bohm                 1942     Managing Partner of Milford Bohm and Associates, personal         74
                                        investments
Alyn V. Essman               1968     Chairman and Chief Executive Officer                              64
                                        of the Corporation
Russell Isaak                1992     President of the Corporation                                      53
Mary Ann Krey                1994     Chief Executive Officer, Krey Distributing Co., an                48
                                        Anheuser-Busch beer distributor in St. Charles and
                                        Lincoln Counties, Missouri
Lee M. Liberman              1982     Chairman Emeritus of the Board of Laclede Gas                     74
                                        Company, a St. Louis, Missouri public utility
Nicholas L. Reding           1992     Vice Chairman of Monsanto Company, a St. Louis, Missouri          61
                                        based manufacturer of chemicals, pharmaceuticals, and
                                        other products
Martin Sneider               1994     Adjunct Professor of Retailing at Washington                      53
                                        University, St. Louis, Missouri
Robert L. Virgil             1982     Principal, Edward D. Jones, a full service retail                 61
                                        brokerage firm located in St. Louis, Missouri

    Mr. Bohm founded the predecessor of the Corporation in 1942 and was employed by the Corporation from that time until retirement in February 1988 in various positions, including Chief Executive and Chairman until 1973, and then as Chairman of an officers' committee until his election as Chairman Emeritus in 1978. Since his retirement from CPI, Mr. Bohm has served as Managing Partner of Milford Bohm & Associates.

    Mr. Essman joined the Corporation in 1956 as Controller. He was appointed President in 1969 and has served as Chairman and Chief Executive Officer of the Corporation since 1973. He currently chairs the Corporation's Executive Committee of officers.

    Mr. Isaak joined the Corporation as Controller in 1972. He became the Corporation's Chief Financial Officer in 1978 and was appointed Vice President/Finance in 1979 and Executive Vice President-
Finance/Administration in February 1982. Effective February 1992, he was appointed President of the Corporation and is also a member of the Corporation's Executive Committee of officers.

    Ms. Krey has served as Chief Executive Officer of Krey Distributing Co., an Anheuser-Busch beer distributor in the metropolitan St. Louis market since 1986. She is a trustee of Washington University in St. Louis and serves as a director of Commerce Bancshares, Inc., Laclede Gas Company, and a number of other organizations in Missouri.

    Mr. Liberman is Chairman Emeritus of Laclede Gas Company, a St. Louis, Missouri public utility. He served as Chairman of the Board of that company from April 23, 1976 until his retirement from the Board on January 27, 1994. He is also a director of Angelica Corporation, Falcon Products, Inc., INTERCO Incorporated and DT Industries.

    Mr. Reding is Vice Chairman of Monsanto Company, a St. Louis, Missouri based manufacturer of chemicals, pharmaceuticals and other products distributed worldwide. From 1990 through 1992 he served as Executive Vice President of Monsanto, with responsibility for environment, safety, health and manufacturing operations. From 1986 until 1990, he served as President of Monsanto Agricultural Company, an operating unit of Monsanto Company. Mr. Reding joined Monsanto in 1956. He also serves as a director of Monsanto Company, Multifoods Corp. and Meredith Corp.

    Mr. Sneider, Adjunct Professor of Retailing at Washington University of St. Louis, Missouri, served as President of Edison Brothers Stores, Inc., a St. Louis, Missouri based company that operates numerous specialty chains nationwide, from 1987 until April of 1995. He has been a Director of Edison Brothers since 1978 and also serves as a director of Angelica Corporation and Dave & Buster's, Inc. He is Chairman of the

Board of Trustees of St. Louis Children's Hospital. In November of 1995, Edison Brothers filed for protection under Chapter 11 of the federal bankruptcy code.

    Mr. Virgil is a principal with Edward D. Jones, a full service retail brokerage firm located in St. Louis, Missouri. Prior to accepting that position in 1993, Mr. Virgil served as Executive Vice Chancellor of University Relations and Dean of the John M. Olin School of Business of Washington University in St. Louis. He joined the Washington University faculty in 1964. He also serves as a director of General American Life Insurance Company and Maritz, Inc.

                              EXECUTIVE OFFICERS

    Following is a list of all individuals who served as Corporate Executive Officers during 1995:

Alyn V. Essman (64)...........  Chief Executive Officer. Mr. Essman joined the Corporation in
                                1956 as Controller. He was appointed President in 1969 and has served as Chairman and Chief Executive Officer of the
                                Corporation since 1973. He currently chairs the Corporation's
                                Executive Committee of officers.

Russell Isaak (53)............  President. Mr. Isaak joined the Corporation as Controller in
                                1972. He became the Corporation's Chief Financial Officer in
                                1978 and was appointed Vice President/Finance in 1979 and
                                Executive Vice President-Finance/Administration in February
                                1982. In February, 1992 he was appointed President of the
                                Corporation and is also a member of the Corporation's
                                Executive Committee of officers.

David E. April (53)...........  Senior Executive Vice President. Mr. April joined the
                                Corporation in 1963 as a supervisor trainee and subsequently became Vice President of Laboratory Operations. In 1981, he became Vice President and General Manager of Laboratory
                                Operations. In February 1984, he became President of
                                Laboratory Operations, and in February 1987, he was named
                                President of Manufacturing. Effective February 1992, Mr. April
                                was appointed Senior Executive Vice President and is a member of the Office of the President and of the Executive Committee
                                of officers.

Patrick J. Morris (56)........  Senior Executive Vice President. Mr. Morris joined the
                                Corporation in May 1985 as its Executive Vice
                                President-Marketing. Effective February 1992, he was appointed
                                Senior Executive Vice President and is a member of the
                                Office of the President and of the Executive Committee
                                of officers.

Barry C. Arthur (53)..........  Executive Vice President-Finance and Chief Financial Officer.
                                Mr. Arthur joined the Corporation in 1965 as an accountant and subsequently became Controller. In 1981, he was appointed
                                Treasurer, and in July 1983, he was named Vice
                                President-Finance. Mr. Arthur was appointed to his current position effective February 1992. He is a member of the
                                Executive Committee of officers.

Jane E. Nelson (46)...........  Secretary and General Counsel. Ms. Nelson joined the
                                Corporation in 1988 as Assistant General Counsel and
                                subsequently served as Associate General Counsel and Assistant
                                Secretary. She was promoted to her current position in
                                February 1993 and is a member of the Corporate Development
                                Council.

Fran Scheper (50).............  Executive Vice President-Human Resources. Ms. Scheper joined the Corporation in 1967 as Personnel Assistant. She was
                                promoted to Assistant Personnel Director in 1982 and in
                                January 1987 became Vice President-Human Resources. She was appointed to her current position in February 1992 and is a member of the Executive Committee of officers.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

    To the Company's best knowledge, the following table sets forth beneficial owners of more than five percent of the common stock of the Corporation.

    (1)                          (2)                                            (3)                (4)
   TITLE                 NAME AND ADDRESS OF                            AMOUNT AND NATURE OF    PERCENT OF
  OF CLASS                 BENEFICIAL OWNER                             BENEFICIAL OWNERSHIP      CLASS
  --------               -------------------                            --------------------    ----------
Common Stock       New South Capital Management                           2,002,768<F1>            14.4%
                   1000 Ridgeway Loop Road, Suite 233
                   Memphis, Tennessee 38120

Common Stock       Systematic Financial Management, L.P.                    814,415<F2>            5.87%
                   Two Executive Drive
                   Fort Lee, New Jersey 07024

- -------
<F1> New South Capital Management, an Investment Advisor registered under
     Section 203 of the Investment Advisers Act of 1940, was the owner of 2,002,768 shares as of December 31, 1995, representing approximately 14.4% of the total shares outstanding on that day. New South Capital Management has sole voting power for 1,912,768 of the shares and sole dispositive power for all of the shares.

<F2> As reported on its Schedule 13G, dated February 12, 1996, Systematic
     Financial Management, L. P. (``Systematic''), an investment advisor registered under Section 203 of the Investment Advisers Act of 1940, beneficially owns 814,415 shares, or approximately 5.87% of the total shares outstanding on that day. Systematic has shared voting power with respect to 96,520 of the shares and sole dispositive power with respect to all of the shares. Systematic's Schedule 13G amended the Schedule 13D dated December 7, 1994 and filed by Systematic Financial Management, Inc., Cash Flow Investors, Inc. and Kenneth S. Hackel. The group comprised of Systematic Financial Management, Inc., Cash Flow Investors, Inc. and Kenneth S. Hackel was dissolved as of May 16, 1995 and the group's assets were transferred to Systematic.

                       SECURITY OWNERSHIP OF MANAGEMENT

    Information is set forth below regarding beneficial ownership of Common Stock of the Company as of April 25, 1996 by (i) each person who is a director and nominee; (ii) each executive officer named in the Summary Compensation Table on page 12; and (iii) all directors and executive officers as a group. Except as otherwise noted, each person has sole voting and investment power as to his or her shares.

                                                                               (3)
                                                                              AMOUNT
                                                                               AND
                                                                            NATURE OF
    (1)                  (2)                                                BENEFICIAL         (4)
   TITLE               NAME OF                                              OWNERSHIP        PERCENT
  OF CLASS         BENEFICIAL OWNER                                         <Fa><Fb>         OF CLASS
  --------         ----------------                                         ----------       --------
Common Stock       David E. April........................................     106,064<Fc>       .76
Common Stock       Barry C. Arthur.......................................      31,734           .23
Common Stock       Milford Bohm..........................................      30,000          <F*>
Common Stock       Alyn V. Essman........................................     480,115<Fd>      3.45
Common Stock       Russell Isaak.........................................     217,027          1.56
Common Stock       Mary Ann Krey.........................................       1,000          <F*>
Common Stock       Lee Liberman..........................................         400          <F*>
Common Stock       Patrick J. Morris.....................................      94,714<Fe>       .68
Common Stock       Nicholas Reding.......................................       1,200          <F*>
Common Stock       Martin Sneider........................................         500          <F*>
Common Stock       Robert Virgil.........................................         600          <F*>
Common Stock       20 Directors and Executive Officers as a Group........   1,028,639<Ff>      7.39

- -------

<F*>Percentage owned by directors does not exceed one percent.

<Fa> Includes the following shares which such persons have the right to acquire within 60 days after April 25, 1996 upon the exercise of employee stock options: Mr. April: 60,000; Mr. Arthur: 26,000; Mr. Essman: 155,000; Mr.
     Isaak: 90,000; Mr. Morris: 70,000; and directors and executive officers as a group: 439,358.

                                    6

     The exercise prices for all options exercisable within 60 days range from $18.375 to $30.00. Market Value as of April 25, 1996 was $16.25.

<Fb> Excludes 5,301 shares for Mr. April, 2,284 shares for Mr. Arthur, 79 shares for Mr. Isaak, 1,101 shares for Mr. Morris, and 20,921 shares for directors and executive officers as a group, all held by the CPI Corp. Employees' Profit Sharing Plan and Trust. With respect to such shares, the executives have neither voting power nor investment power.

<Fc> Excludes 70 shares beneficially owned by Mr. April's wife in an IRA, as to which he expressly disclaims beneficial ownership.

<Fd> Excludes 40,000 shares beneficially owned by Mr. Essman's wife, as to which he expressly disclaims beneficial ownership.

<Fe> Excludes 1,000 shares beneficially owned by Mr. Morris' daughter as to which he expressly disclaims beneficial ownership.

<Ff> Excludes 44,719 shares beneficially owned by members of the immediate family of certain executive officers, as to which those executives expressly disclaim beneficial ownership.

                         BOARD AND COMMITTEE MEETINGS

    During the fiscal year ended February 3, 1996 (``fiscal year 1995''), the Corporation's Board of Directors met 11 times. All directors attended more than 75% of the meetings that they were eligible to attend. The Board of Directors also acted by unanimous written consent on four other occasions and held one meeting by teleconference.

    The Board of Directors has four committees: the Audit, the Compensation, the Nominating and Governance, and the Finance and Investment Committees. The Audit Committee's members are Messrs. Virgil (Chairman) and Bohm and Ms. Krey. The Committee held four meetings during the last fiscal year. The Audit Committee is responsible for reviewing the financial statements of the Corporation and the scope of work of its independent auditors. The Committee also evaluates recommendations of the auditors, recommends areas of review to the Corporation's management, and reviews and evaluates the Corporation's accounting policies, reporting practices, and internal controls.

    The Compensation Committee's members are Messrs. Liberman (Chairman), Reding and Sneider. The Committee held three meetings during the last fiscal year and acted by unanimous consent on three occasions. The Compensation Committee reviews annually the performance of principal officers, establishes annual salaries and incentives for principal officers and reviews periodically compensation and benefit programs. The Compensation Committee also serves as the Stock Option Committee under the Corporation's 1991 Stock Option Plan and under the Voluntary Stock Option Plan.

    The Nominating and Governance Committee's members are Messrs. Reding (Chairman) and Liberman and Ms. Krey. This Committee met once in fiscal year 1995. The Nominating Committee is charged with nominating qualified members for the Corporation's Board of Directors and monitoring developments in governance of publicly held companies. The Nominating Committee will consider nominees recommended by security holders. Any security holder who desires to recommend a prospective nominee should forward the name, address and telephone number of such prospective nominee, together with a description of the nominee's qualifications and relevant business and personal experience, to the Corporation's Secretary.

    The Finance and Investment Committee, whose members are Messrs. Bohm (Chairman), Sneider and Virgil, met two times during fiscal year 1995. This Committee reviews dividend policy, financing plans, investment policy and investment performance. It also makes recommendations to management as necessary to insure that the Company's pension and profit sharing plans meet the business needs of the Company and are adequately funded.

                           COMPENSATION OF DIRECTORS

    Each director who is not an officer receives a retainer of $10,000 per year plus $850 for each Board and Committee meeting he or she attends. Directors who are also officers receive no retainer or other compensation for service as directors.

    Effective April 4, 1991, the Corporation established the CPI Corp. Deferred Compensation and Retirement Plan for Non-Management Directors (the ``Directors' Plan''). Participation in the Directors' Plan is limited to directors who are not employees of the Corporation. The plan is administered by a committee composed of directors who are employees and the Chief Financial Officer and the General Counsel of the Company. The committee may amend, modify, or terminate the plan at any time.

    The Directors' Plan has compensation deferral and phantom stock components. Under the deferral components, a participating director must irrevocably elect before the beginning of a fiscal year to defer up to all (but not less than $5,000) of his or her retainer, fee, and other compensation for such fiscal year. The director also selects a deferral period of not less than three years, although the deferral period will be shortened by the director's death, total and permanent disability, or resignation or retirement from the Board or any other termination of Board service. At the time of the election to defer, the director must also choose to receive the deferred amount in a lump sum or in a specified number of installments, not to exceed ten. All such amounts are payable in cash.

    During fiscal year 1995, Mr. Liberman deferred a total of $21,900 in retainer and fees and received dividend equivalents in the amount of $9,336. During fiscal year 1995, Mr. Reding deferred his retainer of $10,000 and received dividend equivalents in the amount of $1,553. In fiscal year 1995, Mr. Virgil deferred $10,950 in retainer and fees and received dividend equivalents in the amount of $814. During fiscal year 1995, Mr. Bohm deferred a total of $24,450 in retainer and fees and received dividend equivalents in the amount of $438. During fiscal year 1995, Ms. Krey deferred a total of $21,050 in retainer and fees and received dividend equivalents in the amount of $370. In fiscal year 1995, Mr. Sneider did not defer any fees and accordingly did not receive dividend equivalents. Growth Units on deferred amounts were credited at $12.12 per unit for deferrals during fiscal year 1995 and will be credited at $12.64 for deferrals during the current fiscal year.

    Under the Directors' Plan, as amended by the Plan Committee, the participants also receive 400 Phantom Stock Rights (``Rights'') for each year of service as a non-management director. Prior to the amendment of the Plan as of August 3, 1995, the Directors received 200 Phantom Stock Rights. Accordingly, as of June 1995, Messrs. Bohm, Liberman, Reding, Sneider and Virgil and Ms. Krey were each credited with 200 Rights. Upon amendment, each non-management Director was awarded an additional 200 Rights. The Rights mature on the earliest of the director's (i) death, (ii) total and permanent disability, (iii) reaching age 65 if the participant is no longer a director,
(iv) resignation or retirement from the Board or any other termination of Board service after age 65, or (v) reaching age 70 (but in no event in the case of (iii) and (v) less than six months after the date of the award). At maturity, the Rights are valued at the average of the daily closing sale price of the Corporation's common stock on the New York Stock Exchange as reported in The Wall Street Journal during the six month period immediately preceding the maturity date multiplied by the number of Rights credited to the director's account. Before the maturity of his or her Rights, a participant must irrevocably elect to receive a lump sum payment or to defer payment of all or part of the amount pursuant to the deferred compensation component of the plan described above. Payments are made only in cash.

    During fiscal year 1995, the 400 Rights credited to Mr. Liberman automatically matured and, pursuant to his deferral election, were credited to his deferred compensation account. Mr. Liberman's Rights matured at values of $20.05 and $18.86 per Right and, accordingly, $4,010 and $3,772 respectively was credited to Mr. Liberman's deferred compensation account. Growth Units on the deferred amounts were credited at $12.12 per unit. The 400 Rights credited to Mr. Bohm in 1995 automatically matured and were paid out to Mr. Bohm in cash. Mr. Bohm's Rights matured at values of $20.05 and $18.86 per Right and, accordingly, Mr. Bohm received payments of $4,010 and $3,772 respectively.

               COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

    The Corporation believes that the reporting executives and directors complied with all reporting requirements of Section 16(a) of the Exchange Act.

        REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

To Our Stockholders:

    General Compensation Policy

    Executive compensation at CPI Corp. and its subsidiaries is based on a variety of factors which reflect contributions to corporate performance and enhance total return to stockholders. Executive compensation packages include base salary, annual performance-based bonus, stock options, company contributions to a stock ownership program, and earnings on Growth Units from bonuses deferred from prior years under the Corporation's Deferred Compensation and Stock Appreciation Rights Plan. In 1995, the Board also adopted a new salary deferral plan under which key executives may defer base salary on substantially the same terms as bonuses may be deferred pursuant to the Corporation's Deferred Compensation and Stock Appreciation Rights Plan.

    The Board, on the recommendation of the Compensation Committee, continued to adhere to the following objectives in awarding executive compensation in 1995, each of which the Board believes contributes to stockholder value:

    1. paying for performance, both long-term and short-term;

    2. increasing emphasis on variable incentive compensation as opposed to base compensation;

    3. recognizing and rewarding the executive's contributions as reflected in the performance of his or her unit and in the performance of the Corporation as a whole;

    4. providing a competitive and equitable compensation program to attract, retain and motivate key executives; and

    5. importantly, aligning stockholder, management and employee interests.

    All compensation actions taken in 1995 were in concert with the principles identified in the Corporation's General Compensation Policy described above. In particular, compensation awarded in 1995 furthers the Compensation Committee's desire to shift emphasis from base salaries to at-risk compensation which, in the Committee's opinion, strengthens the alignment between executive compensation and shareholder interests.

    Executive compensation for 1995 conformed to the Committee's restructuring of key components of CPI's executive compensation package to further strengthen the link between executive compensation and performance and the alignment with shareholder value. Those changes included a substantial decrease in base salaries, a three year freeze on such salaries at the reduced level and increased bonus potential.

    Base Salary

    The base salaries paid to the Corporation's executives are based on a number of factors, including an evaluation of the individual's effectiveness in performing his or her responsibilities, comparison to salaries paid by other companies to their executives who hold similar positions, internal equity, tenure in position, overall responsibility, knowledge, and special assignments. A review of the Corporation's Executive Compensation package conducted by Towers Perrin and completed in December 1994, included a comparison of the Corporation's base salaries, bonuses and long-term incentives to market data for general industry, consumer products and specialty retail organizations relative to sales size. On the basis of that comparison, Towers Perrin reported that base salaries paid to the Chief Executive Officer, the President and the Senior Executive Vice Presidents were at the high end of the comparable range as of the date of comparison. The base salaries of these executives were subsequently reduced by a total of $400,000 for fiscal year 1995, as shown below, and frozen at that level for fiscal years 1996 and 1997. Compensation paid to other executives fell below the median.

    The following table reflects base salaries of the Chairman and Chief Executive Officer and executive's in the office of the President (the President and two Senior Executive Vice Presidents) in 1994, before voluntary salary reductions, and their annual base salaries for 1995 through 1997:

      NAME                                                1994 BASE     1995-1997 BASE
      ----                                                ---------     --------------
Alyn V. Essman                                            $775,000        $600,000
Russell Isaak                                             $500,000        $400,000
Patrick J. Morris                                         $350,000        $300,000
David E. April                                            $300,000        $225,000

    In 1995, the Compensation Committee adopted the Key Executive Deferred Compensation Plan, under which certain key executives may defer up to 50% of base salary on terms substantially the same as those previously available for bonus compensation under the Deferred Compensation and Stock Appreciation Rights Plan. For the year in which base salary is deferred, the executive will earn interest on the amount deferred at a rate that mirrors the rate of growth in book value for the preceding year. Book value increased from $12.01 at the end of fiscal 1993 to $12.12 in 1994 and $12.64 in 1995. In the year subsequent to the year of deferral, the amount deferred and interest are divided by book value to determine the number of Growth Units to be credited to the executive. The executive's account is subsequently credited with annual appreciation on the Growth Units, and the executive earns dividend equivalents at the same rate dividends are paid to shareholders.

    Annual Bonus

    In conjunction with lowering base salaries in 1995 and in furtherance of efforts to align stockholder and executive interests, shareholders approved the Compensation Committee's proposal to increase the bonus potential for the Chairman and Chief Executive Officer and executives in the Office of the President, all of whom are idenitified in the table set forth above showing base salaries. This restructuring of base salary and annual incentives provided for potential total compensation comparable to 1994, but with a significantly greater emphasis on performance based compensation.

    Restricted Stock

    No restricted stock was granted to the named executives in fiscal year
1995.

    Stock Options

    The named executive officers were awarded options in fiscal year 1995 for 1994 performance pursuant to an annual bonus option program adopted by the Compensation Committee in 1992. These options, which were issued under the Corporation's 1991 Stock Option Plan, cliff vest in 1999 and expire in 2003. The terms of these awards are reflected in the Summary Compensation Table and the Option/SAR Grants Table for 1995. No performance options were awarded for 1995.

    Growth Units on Deferred Compensation

    Under the Corporation's Deferred Compensation and Stock Appreciation Rights Plan, which was approved by shareholders in 1992, an executive who elects to defer up to 50% of his or her annual incentive bonus receives Growth Units. Executives earn appreciation on these Growth Units based on increases in the Corporation's book value, as adjusted for any dilutive effect of the Company's repurchase of stock. Executives also receive dividend equivalents at the same rate that dividends are paid to stockholders. Growth Units were credited to the Chief Executive Officer and the other named executive officers in fiscal year 1995 on bonuses earned for 1994 as follows: Mr. April - 1,392; Mr. Arthur - 2,289; Mr. Essman - 3,597; Mr. Isaak - 2,321; and Mr. Morris - 1,624.

    Company Contributions to Stock Ownership Program

    All employees, including the named executives, who meet minimum age and service requirements, are eligible to contribute up to 15% of their base salaries to their individual accounts in the Corporation's Profit Sharing Plan. A maximum of 5% of each participant's voluntary contributions is matched by corporate stock in an amount equal to 50% of the participant's contributions. Although each of the named executive officers was eligible to participate in the Program, only Mr. Morris, Mr. April and Mr. Arthur participated in 1995.

    Compensation of the Chief Executive Officer

    Mr. Essman's compensation is based on the policies and programs described above for all executives and includes base salary and annual and long-term incentives. For 1995, his base salary was reduced to $600,000 from $775,000 (prior to voluntary reduction) in 1994 as part of the Committee's restructuring of compensation to shift emphasis to at-risk compensation. Pursuant to that restructuring, his base salary will remain frozen through 1997. Mr. Essman deferred payment of 50% of his base salary for 1995 under the Corporation's Key Executive Deferred Compensation Plan adopted by the Committee in 1995. On the basis of a predetermined schedule, Mr. Essman earned a bonus of $150,000 for 1995. He was also awarded options on 13,136 shares in 1995 for 1994 fiscal year performance under the Corporation's annual performance bonus option program for key executives.

    Compliance with IRC Section 162(m)

    While the Compensation Committee believes the $1 million limitation on deductibility imposed by Section 162(m) will have limited application to compensation paid to the Company's executives, the Committee's current intent remains to preserve full deductibility of executive compensation. The overall compensation program, as earlier described, has been designed to be heavily related to the Corporation's earnings performance, and the annual incentive component approved by shareholders in 1995 should enable the Company to avail itself of deductions for all executive compensation paid in the foreseeable future. The Corporation's Key Executive Deferred Compensation Plan, adopted in 1995, should also enhance the Corporation's ability to maintain full deductibility of executive compensation.

                     THE CPI CORP. COMPENSATION COMMITTEE

        Lee Liberman, Chair        Nicholas Reding        Martin Sneider

                      COMPENSATION OF EXECUTIVE OFFICERS

    The following table sets forth the compensation of the named executive officers for each of the last three years:

                                           SUMMARY COMPENSATION TABLE
                                                                              LONG-TERM
                                  ANNUAL COMPENSATION                        COMPENSATION
                              ---------------------------      --------------------------------------
                                                                                 <F5>      SECURITIES
                                                                   <F4>       RESTRICTED   UNDERLYING
                                                               OTHER ANNUAL     STOCK       OPTIONS/     ALL OTHER
 NAME & PRINCIPAL POSITION    YEAR     SALARY       BONUS      COMPENSATION    AWARD(S)       SARS      COMPENSATION
 -------------------------    ----     ------       -----      ------------   ----------   ----------   ------------
                                        ($)          ($)            ($)            ($)         (#)          ($)
            (A)                (B)      (C)          (D)            (E)            (F)         (G)          (H)

Alyn V. Essman, Chairman       1995  600,000<F1>  150,000<F3>           0              0    13,136<F6>     161<F11>
and Chief Executive Officer    1994  581,250<F2>   87,187<F3>       9,594        656,250    77,500<F7>     167<F11>
                                                                                            43,662<F8>
                               1993  581,250<F2>        0               0              0    77,500<F10>    192<F11>

Russell Isaak, President       1995  400,000      100,000<F3>           0              0     8,475<F6>     161<F11>
                               1994  400,000<F2>   56,250<F3>           0        375,000    40,000<F7>     167<F11>
                                                                                            19,718<F8>
                                                                                             4,225<F9>
                               1993  400,000<F2>        0           4,946              0    40,000<F10>    192<F11>

Patrick J. Morris, Senior      1995  300,000<F1>   75,000<F3>           0              0     5,932<F6>     679<F12>
Executive Vice President       1994  262,500<F2>   39,375<F3>           0        187,500    35,000<F7>   1,519<F13>
                                                                                            19,718<F8>
                                                                                             4,225<F9>
                               1993  262,500<F2>        0               0              0    35,000<F10>    539<F14>

David E. April, Senior         1995  225,000       56,250<F3>       3,081              0     5,085<F6>   1,063<F12>
Executive Vice President       1994  225,000<F2>   33,750<F3>      18,977        281,250    30,000<F7>   3,065<F13>
                                                                                            16,901<F8>
                               1993  225,000<F2>        0          24,485              0    30,000<F10>  2,053<F14>

Barry C. Arthur, Executive     1995  160,000<F1>   25,000<F3>           0              0     2,542<F6>     881<F12>
Vice President--Finance        1994  135,000<F2>   55,478<F3>           0         34,688     6,000<F7>   2,614<F13>
                                                                                             8,451<F8>
                               1993  135,000<F2>    9,000           3,722              0     6,000<F10>  1,577<F14>

- --------
 <F1> Cash amounts earned in fiscal year 1995, even if deferred under the
      Corporation's Key Executive Deferred Compensation Plan adopted in 1995.

 <F2> Reflects voluntary salary reductions by the named executive officers under the corporation's Voluntary Stock Option Plan (the ``VSOP''), which was approved by the stockholders on June 11, 1993. In fiscal years 1993 and 1994, the VSOP awarded officers electing such reductions one stock option for every $2.50 in salary reduction. For those two fiscal years, participating executives could elect a reduction of 5% to 25% of their base salaries in exchange for the options. See footnotes 6 and 9, below, for corresponding award of options.

 <F3> Cash amounts earned for the respective fiscal year, even if deferred under the Corporation's Deferred Compensation and Stock Appreciation Rights Plan.

 <F4> The amounts in this column represent above-market earnings on deferred compensation paid during the fiscal year.

 <F5> Awarded at the close of fiscal year 1994, in conjunction with base salary reduction effective for fiscal years 1995 through 1997. Amounts reflect total restricted stock holdings of each named executive as of the date of the award. The number of shares awarded in 1994 and the respective aggregate value as of the close of fiscal year 1995 were: Mr. Essman--47,297 ($685,806); Mr. Isaak--27,027 ($391,892); Mr.
      Morris--13,514 ($195,953); Mr. April--20,270 ($293,915); and Mr.
      Arthur--2,500 ($36,250). Restricted stock vests as follows: one-third on February 2, 1996, one-third on February 2, 1997, and the final one-third on February 2, 1998. Fair Market Value as of the close of fiscal year 1995 was $14.50 per share. Dividends are paid on the restricted stock.

 <F6> Options awarded in 1995 for 1994 performance under an annual option bonus program for key executives adopted in 1992. Fiscal year 1994 is the only year for which options have been awarded under this program.

                                    12

 <F7> Options awarded under VSOP on February 6, 1994 become exercisable three years after the date of award at an exercise price of $15.50 and expire eight years after the date of award. One option awarded for each $2.50 voluntary salary reduction.

 <F8> Options awarded on August 11, 1994 become exercisable four years after date of award at an exercise price of $17.75 and expire eight years after date of award.

 <F9> Options awarded on October 6, 1994 become exercisable four years after date of award at an exercise price of $18.625 and expire eight years after date of award.

<F10> Options awarded under the VSOP on June 11, 1993 become exercisable three years after date of award at an exercise price of $18.375 and expire eight years after date of award. One option awarded for each $2.50 voluntary salary reduction.

<F11> Life insurance premiums.

<F12> Life insurance premiums of $161 for Mr. Morris, Mr. April and Mr. Arthur plus employer contributions of stock to the profit sharing plan in the following amounts: Morris--$518; April--$902; and Arthur--$720.

<F13> Life insurance premiums of $167 plus employer contributions of stock to the profit sharing plan in the following amounts: Morris--$1,352; April--$2,898; and Arthur--$2,447.

<F14> Life insurance premiums of $192 plus employer contributions of stock to the profit sharing plan in the following amounts: Morris--$347; April--$1,861; and Arthur--$1,385.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

    The table below sets forth information concerning stock option grants made in the last fiscal year to the named executives. No SARs were awarded in fiscal year 1995.

                          INDIVIDUAL GRANTS
         --------------------------------------------------------
                                          % OF TOTAL
                                           OPTIONS       EXERCISE
                                          GRANTED TO     OR BASE                      POTENTIAL REALIZED VALUE
                             OPTIONS     EMPLOYEES IN     PRICE     EXPIRATION      ASSUMED ANNUAL RATE OF STOCK
         NAME                GRANTED     FISCAL YEAR    ($/SHARE)      DATE         APPRECIATION FOR OPTION TERM
         ----                -------     ------------   ---------   ----------   ------------------------------------
                                                                                  0%         5%<F3>          10%<F3>
                               (#)                                               ($)          ($)              ($)
           (a)                 (b)            (c)         (d)         (e)        (f)          (g)              (h)

Alyn V. Essman............  13,136<F2>       13.1%       $14.75      2/5/01       0          $92,477         $221,604
Russell Isaak.............   8,475<F2>        8.5%       $14.75      2/5/01       0          $59,664         $142,973
Patrick J. Morris.........   5,932<F2>        5.9%       $14.75      2/5/01       0          $41,761         $100,073
David E. April............   5,085<F2>        5.1%       $14.75      2/5/01       0          $35,798          $85,784
Barry C. Arthur...........   2,542<F2>        2.5%       $14.75      2/5/01       0          $17,896          $42,884
All Stockholders<F1>......     n/a<F*>        n/a           n/a         n/a       0      $97,300,797     $233,162,564
All 33 Optionees<F4>...... 100,139            100%             <F2>        <F2>   0         $704,979       $1,689,345
Gain for all 33
  Optionees as % of All
  Stockholder Gain........     n/a            n/a           n/a         n/a       0            .0725%           .0725%

- --------
<F*> not applicable

<F1> Gain for all stockholders was determined based on the number of shares outstanding on February 5, 1995, the date when the majority of options were granted, a price per share equal to the exercise price for the options granted to the named executives, $14.75, and an 8-year term.

<F2> Options awarded to the named executives on February 5, 1995 as part of an annual performance option bonus plan adopted in 1992. No options were earned or awarded prior to 1994 under the plan. The options become exercisable four years after the date of grant and expire six years after the date of grant. An additional 40,150 options were awarded to executives not named in the table on the same terms as set forth above under the plan.

<F3> Pre-tax gain. The amounts shown for 5% and 10% appreciation for named executives are based on fair market value of $14.75 as of date of award and eight year term. These percentage projections are required by SEC rules and are not intended to forecast possible future appreciation, if any, of the stock price of the Company. The Company did not use an alternative formula for a grant date valuation, because the

                                    13

     Company is not aware of any formula which will determine with reasonable accuracy a present value based on future unknown factors.

<F4> Includes 40,150 options awarded to executives not named in the table on
     February 5, 1995 under the annual bonus option program adopted in 1991 on the same terms as those awarded to named executives and 23,388 options awarded to mid-level managers at various times. The options awarded to mid-level managers vest in increments of one-fourth of the total award commencing 1996 and expire in 2003. They carry exercise prices of $15.50 to $21.63.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES

    The following table sets forth information concerning option and SAR exercises in the last fiscal year, and options and SARs remaining unexercised at February 3, 1996, by the individuals named in the Summary Compensation
Table:

                                                                                                     VALUE OF
                                                                              NUMBER OF            UNEXERCISED
                                            <F1>                             UNEXERCISED           IN-THE-MONEY
                                      SHARES ACQUIRED                       OPTIONS/SARs         OPTIONS/SARs<F*>
                                        ON EXERCISE                           AT FISCAL             AT FISCAL
                                        OF OPTIONS/                         YEAR-END (#)           YEAR-END ($)
                                      # OF SECURITIES       VALUE           EXERCISABLE/           EXERCISABLE/
                NAME                  UNDERLYING SARs     REALIZED          UNEXERCISABLE         UNEXERCISABLE
                ----                  ---------------     --------          -------------        --------------
                                                             ($)
                 (a)                        (b)              (c)                (d)                     (e)
Alyn V. Essman......................        0/0              0/0        77,500/289,298<F2>,<F3>         n/a
Russell Isaak.......................        0/0              0/0        50,000/162,418<F2>,<F3>         n/a
Patrick J. Morris...................        0/0              0/0        35,000/134,875<F2>,<F3>         n/a
David E. April......................        0/0              0/0        30,000/111,986<F2>,<F3>         n/a
Barry C. Arthur.....................        0/0              0/0        20,000/42,993<F2>,<F3>          n/a

- -------

<F*> No SARs were held at fiscal year end.

<F1> No options were exercised by the named executives in 1995.

<F2> All exercisable options were issued on February 2, 1992 with an exercise price of $30.00. Market price on February 2, 1996 was $14.50 thus requiring a market value increase of more than 100% to be of any value.

<F3> Unexercisable options include options received by the named executives in exchange for voluntary salary reductions in 1993 and 1994 pursuant to the Corporation's Voluntary Stock Option Plan.

RETIREMENT PLAN

    The following table shows the estimated annual pension benefit payable to a covered participant at normal retirement age (65) under the Corporation's qualified Retirement Plan and Trust.

                              PENSION PLAN TABLE
   REMUNERATION         10         15          20          25          30          35          40
   ------------         --         --          --          --          --          --          --
$ 30,000..........    $3,000     $4,500     $ 6,000     $ 7,500     $ 9,000     $10,500     $12,000
  50,000..........     5,000      7,500      10,000      12,500      15,000      17,500      20,000
 100,000..........     5,012      7,518      10,025      12,531      15,037      17,543      20,049
 150,000..........     5,012      7,518      10,025      12,531      15,037      17,543      20,049
 250,000..........     5,012      7,518      10,025      12,531      15,037      17,543      20,049

    The Corporation maintains a defined benefit Retirement Plan (the ``Plan'') for all qualifying employees of the Corporation. Remuneration in the Pension Plan Table includes annual base salary and bonus as reported in the Summary Compensation Table; executive earnings for 1995 in excess of $51,350 are not included in calculation of the annual benefits payable under the Plan. As of the end of the 1995 fiscal year, the years of credited service for purposes of computing retirement benefits under the Plan for the named executives are as follows: Alyn V. Essman--39, Russell Isaak--23, Patrick J. Morris--10, David E. April--32, and Barry C. Arthur--30.

    The Plan entitles a participant to a normal monthly retirement benefit upon retirement after age 65 equal to 1% of average monthly gross earnings from and after January 1, 1985, multiplied by the number of years of the participant's service; provided, however, that through 1994 compensation in excess of $50,000 in any year was not counted for purposes of determining such benefits. Effective as of 1995, the $50,000 ceiling is increased annually to reflect a cost of living adjustment. Alternatively, a participant may elect to convert his normal form of benefit to a Contingent Annuitant Option, which provides for an actuarially adjusted retirement benefit payable to the participant during his lifetime and for the continuation of benefit payments to the beneficiary after the participant's death, or an Option for Life Annuity with Guaranteed Number of Monthly Payments, which provides for an actuarially adjusted retirement benefit payable to the participant during his life with a guaranty that not less than a guaranteed number of monthly retirement benefit payments will be paid first to the participant and then to his beneficiary. The Plan provides for a lesser benefit for early retirement beginning at age 55. Benefits are fully vested after five years of service. The Corporation periodically makes actuarially determined contributions to the Plan. No deductions are made for social security benefits.

    The named executive officers are also entitled to receive supplemental retirement benefits pursuant to their employment agreements, as discussed more fully below.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL
ARRANGEMENTS

    During fiscal year 1995, the Corporation employed the named executives under employment agreements that establish base compensation, bonus and remuneration in the event of a Change of Control. Under these agreements, if the Corporation terminates an executive's employment other than for cause before a Change of Control, the Corporation is obligated to pay the executive two years' base compensation over the two year period. The Corporation has no such obligation if the executive resigns or is terminated for cause. If the Corporation terminates an executive's employment other than for cause after a Change of Control, the Corporation must pay the executive a lump sum equal to two years' base compensation. In the event the named executive officers are terminated (other than for cause) during fiscal 1996 as a result of a Change of Control, the executives would receive the following lump sum payments: Alyn V. Essman--$1,200,000; Russell Isaak--$800,000; Patrick J. Morris--$600,000; David
E. April--$450,000; and Barry C. Arthur--$340,000.

    If a Change of Control occurs but employment is not terminated, the executive is to continue in a position comparable to that held before the change. The executive's base salary cannot be reduced at any time during the term of the agreement, and after a Change of Control the executive's bonus cannot be less than the highest bonus the executive received during any of the three completed fiscal years preceding the Change of Control. The executive is also entitled to continue to participate in compensation plans and programs and benefit plans that are at least equivalent to those provided by the Corporation before the Change of Control.

    Under their employment agreements, the named executive officers are entitled to receive supplemental retirement benefits equal to 40% of final base salary, not to exceed $100,000, annually for ten years. The Corporation's aggregate liability for these benefits will be offset in part by the proceeds of life insurance. The Corporation made insurance premium payments in fiscal year 1995 of $19,429, $9,730, $12,220, $11,239, and $17,780 on behalf of
Messrs. Essman, Isaak, Morris, April, and Arthur, respectively. Beneficiaries of a named executive officer who dies receive annually 40% of the executive's final base salary, not to exceed $100,000, until the later of (i) the date the executive would have attained age 65, or (ii) ten years after the date of the executive's death. If the officer retires at age 65 or after, he or she receives annually 40% of his or her final base salary, not to exceed $100,000, for ten years. An officer who becomes disabled receives annually, in addition to the amount payable on death or retirement, 40% of his or her final base salary, not to exceed $100,000, until the earlier of (i) the date of his or her death or (ii) the date he or she attains age 65. Supplemental retirement, death and disability benefits are pro rated if the qualifying event occurs prior to the executive's tenth anniversary of employment by the Company. Mr. Bohm, a director of the Corporation and a retired officer, received payment of $100,000 under this plan during fiscal 1995.

    Certain of the Corporation's employee benefit plans provide for the acceleration of the payment of certain benefits upon a Change of Control, including the Restricted Stock Plan and the Deferred Compensation and Stock Appreciation Rights Plan. The employment agreements provide that if such accelerated benefits plus the amount payable under the employment agreement in the event of a Change of Control result in the imposition of an excise tax under Section 4999 of the Internal Revenue Code or any similar tax, the amount of such tax shall be added to the amount paid the executive under the agreement. The amount of this additional payment is to be determined by an independent certified public accounting firm selected by members of the Corporation's Board of Directors who are Continuing Directors as defined in the Corporation's Certificate of Incorporation. (Continuing directors are those persons who were directors in 1987 or were nominated by Continuing Directors and who are not affiliates or associates of the person or entity that effects the Change of Control.)

                 COMPARISON OF TEN-YEAR CUMULATIVE RETURN<F*>

               CPI CORP., S&P 500 STOCK INDEX, AND RUSSELL 2000

                                [GRAPH]

   YEAR          S&P          RUSSELL 2000          CPI CORP.
   1/86          100              100                  100
   1/87          134              116                  177
   1/88          129               99                  145
   1/89          155              124                  182
   1/90          178              126                  195
   1/91          193              121                  249
   1/92          237              175                  228
   1/93          261              199                  194
   1/94          295              236                  145
   1/95          297              222                  143
   1/96          404              286                  146

    The Russell 2000 index was selected because it encompasses similarly-sized companies to CPI, as well as diversified companies, like CPI.

- -------
<F*>Total return assumes reinvestment of dividends and $100 invested as of the measurement date in the Corporation's common stock, the S&P 500 and the Russell 2000. The measurement dates for purposes of determining the stock price for CPI Corp. correspond to the fiscal year-end (i.e. the Saturday preceding the first Sunday in February of each year reflected). The corresponding measurement dates for the S&P 500 and the Russell 2000 are January 31st of each of the years reflected.

            RATIFICATION OF INDEPENDENT AUDITORS (PROXY ITEM NO. 2)

    The Board of Directors has selected KPMG Peat Marwick LLP, independent certified public accountants, to audit the accounts of the Corporation and its subsidiaries for its current fiscal year ending February 1, 1997. Although the appointment of independent public accountants is not required to be approved by the stockholders, the Board believes that stockholders should participate in the appointment through ratification. If a majority of the stockholders voting do not ratify the appointment, the Board will reconsider the appointment. No member of KPMG Peat Marwick LLP, or any associate thereof, has any financial interest in the Corporation or in its subsidiaries.

    A representative of KPMG Peat Marwick LLP will be present at the Meeting and will be given the opportunity to make a statement and to answer any questions any stockholder may have with respect to the financial statements of the Corporation for the fiscal year ended February 3, 1996.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE ``FOR'' THE RATIFICATION OF THE APPOINTMENT OF KPMG PEAT MARWICK AS INDEPENDENT AUDITORS FOR FISCAL 1996.

    The affirmative vote of the majority of the shares present in person or represented by proxy at the Annual Meeting is required for ratification of this appointment.

                               OTHER INFORMATION

    Proxies, ballots, and voting tabulations identifying stockholders are secret and will not be available to anyone, except as necessary to meet legal requirements.

    The Corporation's Annual Report to stockholders, including financial statements, was mailed simultaneously with this Proxy Statement on or about May 3, 1996, to stockholders of record as of April 25, 1996.

    A COPY OF THE CORPORATION'S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K MAY BE OBTAINED WITHOUT CHARGE FROM THE SECRETARY OF THE CORPORATION UPON WRITTEN REQUEST TO HER AT 1706 WASHINGTON, ST. LOUIS, MISSOURI 63103.

                                      By Order of the Board of Directors,

                                      /S/ JANE E. NELSON

                                      JANE E. NELSON
                                      Secretary and General Counsel

Dated: May 3, 1996

CPI CORP.
    PRODUCTS AND SERVICES FOR CONSUMERS

                                                      1706 WASHINGTON AVENUE
                                                      ST. LOUIS, MISSOURI 63103
                                                      TELEPHONE (314) 231-1575

                                  May 3, 1996

       DEAR CPI CORP. STOCKHOLDER:

           You are cordially invited and encouraged to attend the 1996 Annual Meeting of Stockholders of CPI Corp. The meeting will be held on Thursday, June 6, 1996, at 10:00 a.m., central daylight time at the offices of CPI Corp., 1706 Washington Avenue, St. Louis, Missouri.

           If you cannot personally attend the meeting, please vote your preference on the proxy card attached below and return it promptly. Your participation in CPI Corp.'s business, whether in person or by proxy, is an important part of the Corporation's governance.

           I look forward to and appreciate your participation in CPI's 1996 Annual Meeting of Stockholders.

                                          Very Truly Yours,

                                          /S/  ALYN V. ESSMAN
                                          ------------------------------
                                                  ALYN V. ESSMAN
                                            Chairman of the Board and
                                             Chief Executive Officer

                            Detach Proxy Form Here
- --------------------------------------------------------------------------------

PROXY                              CPI CORP.

           PROXY FOR ANNUAL MEETING OF STOCKHOLDERS -- JUNE 6, 1996

    The undersigned, revoking all previous proxies, hereby appoints Alyn V. Essman and Russell Isaak or either of them as Proxy or Proxies of the undersigned, each with the power to appoint his substitute, to vote, as designated below, all of the shares of Common Stock of CPI Corp. (the ``Corporation'') held of record by the undersigned on April 25, 1996, at the annual meeting of stockholders to be held at 10 a.m. central daylight time on June 6, 1996, at CPI Corp., 1706 Washington, St. Louis, Mo. 63103, and at any adjournment thereof.

ITEM 1. ELECTION OF DIRECTORS

        / /  FOR all nominees listed          / / WITHHOLD AUTHORITY to vote
             below (except as marked to           for all nominees listed below
             the contrary listed below)

   (INSTRUCTION: To withhold authority to vote for any individual nominee strike a line through the nominee's name in the list below.)

 Milford Bohm, Alyn V. Essman, Russell Isaak, Mary Ann Krey, Lee M. Liberman,
             Nicholas L. Reding, Martin Sneider, Robert L. Virgil

ITEM 2. RATIFICATION OF APPOINTMENT OF KPMG PEAT MARWICK AS THE CORPORATION'S INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS.

             / /  FOR          / /  AGAINST          / /  ABSTAIN

    In their sole discretion, the Proxies are authorized to vote upon such other business as may properly come before the annual meeting or any adjournment thereof.

                              (CONTINUED, AND TO BE SIGNED, ON THE OTHER SIDE.)

                            Detach Proxy Form Here
- --------------------------------------------------------------------------------
    This Proxy will be voted as specified in the spaces provided therefor or, if no such specification is made, it will be voted for the election of directors and for Item 2.

   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CPI CORP.

                                SIGN
                                HERE
                                    --------------------------------------------
                                    (Please sign exactly as name appears hereon)
                                SIGN
                                HERE
                                    --------------------------------------------
                                    Executors, administrators, trustees, etc.
                                       should so indicate when signing

                               Dated
                                    --------------------------------------------